Exhibit 99.2

Investor Presentation September 8, 2014 PRIVILEGED AND CONFIDENTIAL

PRIVILEGED AND CONFIDENTIAL Disclaimer 2   Forward-Looking Statements  Throughout this document pertaining to the merger transaction between GCA and Multimedia Games, we make forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements may be typically identified by such words as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions among others. Although we believe the expectations reflected in any forward-looking statements are reasonable, they involve known and unknown risks and uncertainties, are not guarantees of future performance, and actual results, performance or achievements may differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements and any or all of our forward-looking statements may prove to be incorrect. Consequently, no forward-looking statements may be guaranteed and there can be no assurance that the actual results or developments anticipated by such forward looking statements will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, GCA or Multimedia Games or their respective businesses or operations. Factors which could cause our actual results to differ from those projected or contemplated in any such forward-looking statements include, but are not limited to, the following factors: (1) the risk that the conditions to the closing of the merger are not satisfied (including a failure of the shareholders of Multimedia Games to approve, on a timely basis or otherwise, the merger and the risk that regulatory approvals required for the merger are not obtained, on a timely basis or otherwise, or are obtained subject to conditions that are not anticipated); (2) litigation relating to the merger; (3) uncertainties as to the timing of the consummation of the merger and the ability of each of GCA and Multimedia Games to consummate the merger; (4) risks that the proposed transaction disrupts the current plans and operations of GCA and/or Multimedia Games; (5) the ability of GCA and Multimedia Games to retain and hire key personnel; (6) competitive responses to the proposed merger; (7) unexpected costs, charges or expenses resulting from the merger; (8) the failure by GCA to obtain the necessary debt financing arrangements set forth in the commitment letter received in connection with the merger; (9) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger; and (10) legislative, regulatory and economic developments. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in GCA’s and Multimedia Games’ most recent Annual Reports on Form 10-K, and GCA’s and Multimedia Games’ more recent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the U.S. Securities and Exchange Commission. GCA and Multimedia Games can give no assurance that the conditions to the Merger will be satisfied. Except as required by applicable law, neither GCA nor Multimedia Games undertake any obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. GCA and Multimedia Games do not intend, and assume no obligation, to update any forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this communication.  Additional Notes  This presentation may contain industry market data, industry forecasts and other statistical information. Such information has been obtained from publicly available information and industry publications. GCA has not independently verified such information and makes no representations as to the accuracy of such information.    Non-GAAP Financial Measures  This presentation includes several financial measures that were not prepared in accordance with generally accepted accounting principles in the United States (GAAP). As used herein, Adjusted EBITDA is a non-GAAP measurement presented herein as a supplemental disclosure. GCA defines Adjusted EBITDA as earnings before interest income and expense, income taxes, depreciation, amortization, and equity compensation expense. Multimedia Games defines Adjusted EBITDA as net income before net interest expense, income taxes, depreciation, amortization and accretion of contract rights. As shown in this presentation, Adjusted EBITDA for the combined company is presented based on the combination of GCA’s consolidated Adjusted EBITDA and Multimedia Games’ consolidated Adjusted EBITDA for the trailing 12-month period ended June 30, 2014, taking into account synergies GCA expects to achieve. Adjusted EBITDA is presented herein for informational purposes only and does not represent “pro forma” amounts determined in accordance with SEC rules and regulations.

PRIVILEGED AND CONFIDENTIAL Transformational Transaction 3 Transformational combination that positions GCA as a unique and formidable provider of best-in-class, gaming-relevant solutions

PRIVILEGED AND CONFIDENTIAL Global Cash Access Announces Agreement to Acquire Multimedia Games 4   GCA has announced an agreement to acquire all the outstanding stock of MGAM for approximately $1.2 billion in cash The transaction combines a global leader in cash access services with the fastest growing U.S. based manufacturer and supplier of gaming machines and systems to commercial and Native American casino operators Diversifies revenue base, expands margins and propels future growth Broadens GCA’s product and service offerings and enhances recurring revenue  Significant cross selling potential and leverage across an established sales force and global customer base Accelerates MGAM entry into new markets Meaningful cost synergies  Materially enhances shareholder value, both immediate and long-term  Highly accretive to both earnings and free cash flow immediately after close Pro forma company will have ability to rapidly pay down debt incurred as part of this transaction Transaction is expected to close in approximately 4 to 7 months, subject to MGAM shareholder and requisite regulatory approvals

PRIVILEGED AND CONFIDENTIAL Transaction Overview 5   Per Share Consideration  Cash consideration of $36.50 per MGAM share Transaction Value Equity value of  approximately $1.2 billion, and transaction value (excluding net cash) of approximately $1.1 billion   Valuation (pre/post synergies) 9.1x LTM 6/30/14 Adjusted EV/EBITDA multiple, excluding anticipated synergies 7.2x LTM 6/30/14 Adjusted EV/EBITDA multiple, including $30mm of anticipated run-rate synergies  Sources of  Financing  Financing commitment received from Bank of America Merrill Lynch and Deutsche Bank $800 million Term Loan B $400 million Senior Notes $50 million revolving credit facility  Conditions to Closing  Required approvals MGAM shareholder approval Gaming regulatory approvals Other customary conditions  Expected Closing  Approximately 4 to 7 months, subject to MGAM shareholder and requisite regulatory approvals  Note: Company reported EBITDA excluding stock based compensation.

PRIVILEGED AND CONFIDENTIAL Global Cash Access Overview 6 Note: Fiscal year ending December 31 LTM 6/30/14  Adjusted EBITDA excludes stock-based compensation   Market Leader of Cash Access Services Provided to the U.S. Gaming Market  Historical Revenue Historical Adjusted EBITDA(2) ATM (48% of LTM (1) Revenue):   Enables cash withdrawals using a patron's ATM, debit or credit card Processed 74mm transactions in 2013 $14.3bn in total dollar volume Check Services (4% of LTM (1) Revenue):  Check verification and warranty services, which allow gaming establishments to manage and reduce risks on patron checks cashed Processed 4mm transactions in 2013 $1.1bn in dollar volume Cash Advance (40% of LTM (1) Revenue):  Enables cash advances through credit card cash access and POS debit card transactions Processed 9mm transactions in 2013 $4.9bn in dollar volume Other (8% of LTM (1) Revenue):  Includes slot machine and jackpot kiosk sales and services, central credit reporting services, casino marketing services and business intelligence software ~54% revenue growth in segment during 2013

PRIVILEGED AND CONFIDENTIAL Multimedia Games Overview 7 Note: Fiscal year ending September 30 LTM 6/30/14. Company reported EBITDA excludes accretion of contract rights   Rapidly Growing Manufacturer With Strong Recurring Revenue Base and Significant Upside Potential Historical Revenue Historical Adjusted EBITDA(2) Gaming Operations (66% of LTM (1) Revenue):  13,167 gaming units installed throughout North America as of June 30, 2014 Revenue  is derived from revenue-sharing arrangements or lease fees on the installed fleet of units Supplies the central determinant system for ~17K video lottery terminals ("VLTs") in the state of NY Machine Sales and Other (34% of LTM (1) Revenue): Broad portfolio of gaming machine products sold to casino customers Game themes focused on proprietary content developed in-house Approximately 3,900 slot machines sold in the LTM period ended June 30, 2014

PRIVILEGED AND CONFIDENTIAL Global Cash Access and Multimedia Games 8 (1) Includes ~$30 million in estimated run-rate cost synergies.   Materially Enhanced Shareholder Value ~$217 million in combined LTM 6/30/14 EBITDA (1) Significant earnings accretion  Enhanced growth and margin profile Improved relevance in marketplace  Complementary recurring revenue base Meaningful cost synergies

# Combined Company Products and Services Overview

GCA

GCA

MULTIMEDIA GAMES

E-poker / E-tables: Fast paced, electronic table games



NEWave

NEWave: Suite of cutting-edge compliance software for gaming operators



TournEvent: "Gotta have" slot tournament product with features including streaming video, automated emcee and real-time leaderboards. Dominant market share with more than 4,000 units in ~275 casinos



JackpotXchange: Automate jackpot payments and process jackpots in system and dispense the proper amount for player payment



Premium Games "High Rise": Premium games combine video and traditional mechanical reel games. Developed to look "licensed" without added cost and with more game flexibility



CXC 4.0: Integrated full service solution for ticket redemption, bill breaking and cash access services. Using ATM 3-in-1-rollover technology, CXC 4.0 offers maximum feature functionality and ease in delivering cash to the casino floor

Class II Games: Played on servers, which must be physically located on Tribal Lands. Provide customers with a variety of linked interactive slot games and back-office systems

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PRIVILEGED AND CONFIDENTIAL

PRIVILEGED AND CONFIDENTIAL Strong Visibility and Improved Profitability 10 Note: Data as of LTM period ended 6/30/14. MGAM revenue shown on a net basis. (1) Combined statistic includes ~$30 million in estimated run-rate cost synergies. Excludes stock-based compensation. GCA MGAM Combined Revenue $582 $218 $800  % recurring ~90% ~66% ~80%+ EBITDA $71  $116  $187  % margin 12% 53% 23% Synergies – – $30  Pro Forma EBITDA (1) $71  $116  $217  % margin 27% Color Scheme 0 182 229 204 204 204 106 106 106 58 125 192 0 133 81 0 74 140 80%+ recurring revenue provides predictable and stable cash flow generation

PRIVILEGED AND CONFIDENTIAL Financially Compelling Transaction 11   Accelerates scale and growth profile ~80%+ recurring revenue provides predictable and stable cash flow generation Pro forma EBITDA (1) of $217 million for the trailing four quarter period ended June 30, 2014 Meaningful synergy potential Potential to achieve 80% of estimated annual synergies during year 1 Combine field services and back office operations SG&A Significant shareholder value creation Immediately accretive to EPS Substantial cash flow generation provides material deleveraging opportunities Expected ability to utilize GCA’s Net Operating Losses of $110 million over the next 3 years Continued ability to use GCA’s tax deductible goodwill through 2019   . (1) Includes ~$30 million in estimated run-rate cost synergies. Excludes stock-based compensation.

PRIVILEGED AND CONFIDENTIAL Acquisition Financing Overview 12 (1) Includes $30mm of expected annual synergies. Excludes stock-based compensation and accretion of contract rights. Pro Forma Capitalization ($ in millions) Amount  New Revolver ($50mm) $-- New Term Loan B $800  New Senior Notes 400 Total Indebtedness $1,200  Combined Company EBITDA + Expected Synergies (1) $217  Total Debt / (Combined Company EBITDA + Expected Synergies (1)) 5.5x Color Scheme 0 182 229 204 204 204 106 106 106 58 125 192 0 133 81 0 74 140 Fully Committed Debt Financing Provided by Bank of America Merrill Lynch and Deutsche Bank

PRIVILEGED AND CONFIDENTIAL Transaction Highlights 13 Color Scheme 0 182 229 204 204 204 106 106 106 58 125 192 0 133 81 0 74 140 Combines global leader in cash access with the fastest growing U.S. based slot manufacturer Significant cross selling opportunity and potential to leverage an established sales force and global customer base Accelerates penetration into key markets and strengthens relationships with gaming operators Recurring revenue combination provides predictable and stable cash flow generation Immediately accretive to EPS and free cash flow at close